Exhibit 23.1

Consent of Independent Certified Public Accounting Firm

The Board of Directors
Catamaran Corporation
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187011) and Form S-8 (Nos. 333-182598, 333-182569, 333-181189, 333-174671, 333-164021, 333-159733, 333-145450, 333-145449 and 333-136402) of Catamaran Corporation of our report dated March 28, 2013, relating to the financial statements of Restat, LLC which appear in this Current Report on Form 8K/A of Catamaran Corporation filed with the SEC on November 29, 2013.

/s/ BDO USA, LLP
Milwaukee, Wisconsin
November 29, 2013